                                                                    EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
March 7, 2002


Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K of I-many, Inc. dated May 15, 2002, to be filed with the Securities and Exchange Commission, and we are in agreement with the statements contained therein.

                              Very truly yours,


                              /s/ Arthur Andersen LLP
                              -----------------------
                                  ARTHUR Andersen LLP



cc: Mr. Kevin Collins, I-many, Inc.